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                                                               EXHIBIT 99-B.8.87

                      AMENDMENT TO PARTICIPATION AGREEMENT

     THIS AMENDMENT effective the 4th day of March, 2003 among ING Life Insurance and Annuity Company (formerly known as Aetna Life Insurance and Annuity Company) ("ILIAC"), ReliaStar Life Insurance Company ("ReliaStar"), ReliaStar Life Insurance Company of New York ("ReliaStar New York") (collectively, the "Company"), T. Rowe Price Investment Services, Inc. (the "Distributor"), T. Rowe Price Services, Inc. ("Transfer Agent") (collectively, "T. Rowe Price").

                                   WITNESSETH:

     WHEREAS, the Company and T. Rowe Price signed a Fund Participation Agreement effective October 10, 2000 ("Agreement") and that Agreement is being amended herein.

     1. All references to the defined term "Funds" shall be amended to include "T. Rowe Price Funds - Advisor Class shares and T. Rowe Price Funds - R Class shares".

     2. The Schedule B shall be deleted in its entirety and replaced with the attached revised Schedule B.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amended Agreement as of the date first above written.


ING LIFE INSURANCE AND ANNUITY              T. ROWE PRICE SERVICES, INC.
COMPANY

By:    /s/ Laurie M. Tillinghast            By:    /s/ Laura Chasney
   ------------------------------------        ---------------------------------
Name:  Laurie M. Tillinghast                Name:  Laura Chasney
      ---------------------------------
Title: Vice President                       Title: Vice President
      ---------------------------------
Date:  3-6-03                               Date:  3/7/03
      ---------------------------------           ------------------------------


RELIASTAR LIFE INSURANCE COMPANY INC.       T. ROWE PRICE INVESTMENT SERVICES,


By:    /s/ Laurie M. Tillinghast            By:    /s/ Henry H. Hopkins
   ------------------------------------        ---------------------------------
Name:  Laurie M. Tillinghast                Name:  Henry H. Hopkins
      ---------------------------------
Title: Vice President                       Title: Vice President
      ---------------------------------
Date:  3-6-03                               Date:  3/7/03
      ---------------------------------           ------------------------------

RELIASTAR LIFE INSURANCE COMPANY
OF NEW YORK

By     /s/ Laurie M. Tillinghast
  -------------------------------------
Name:  Laurie M. Tillinghast
      ---------------------------------
Title: Vice President
      ---------------------------------
Date:  3-6-03
      ---------------------------------

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                                   SCHEDULE B

                               FEES TO THE COMPANY

1. ADMINISTRATIVE SERVICE FEES (for both Advisor Class shares and R Class shares)

     Administrative Services to Contract owners and participants shall be the responsibility of the Company and shall not be the responsibility of the Fund or the Distributor. The Distributor recognizes the Company as the sole shareholder of Fund shares issued under the Fund Participation Agreement, and that substantial savings will be derived in administrative expenses, such as significant reductions in postage expense and shareholder communications, by virtue of having a sole shareholder for each of the Accounts rather than multiple shareholders. In consideration of the administrative savings resulting from such arrangement, Distributor agrees to pay to the Company a servicing fee based on the annual rate of 0.10% (0.0083% monthly) of the average net assets invested in the Funds through the Contracts in each calendar month. To calculate this payment, the Company's aggregate investment in the Funds (net asset value per share of each Fund multiplied by total number of shares held by the Company in each
     Fund) will be calculated for each calendar day during the entire month, and divided by the total number of calendar days during such month. Each payment will be accompanied by a statement showing the calculation of the fee payable to the Company for the month and such other supporting data as may be reasonably requested by the Company. The Funds reserve the right to decrease the payment made by any Fund with 30 days written notice to the Company.

2.   12b-1 FEES.

     A. Advisor Class Shares Only -

     In accordance with the Fund's plan pursuant to Rule 12b-1 under the Investment Company Act of 1940, the Distributor will make payments to the Company at an annual rate of 0.25% (0.0021% monthly) of the average net assets invested in the Funds through the Contracts in each calendar month.

     B. R Class Shares Only -

     In accordance with the Fund's plan pursuant to Rule 12b-1 under the Investment Company Act of 1940, the Distributor will make payments to the Company at an annual rate of 0.50% (of which no more than 0.25% per annum will be deemed as payment for personal services) of the average net assets invested in the Funds through the Contracts in each calendar month.

     C. The Distributor shall compute the payments for each month. To calculate the payment, the Company's aggregate investment in the Funds (net asset value per shares of each Fund multiplied by the total number of shares held by the Company in each Fund) will be calculated for each calendar day during the entire month, and divided by the total number of calendar days during such month. Each payment will be accompanied by a statement showing the calculation of the fee payable to the Company for the month and such other supporting data as may be reasonably requested by the Company.